EXHIBIT 10(i)(D)

TERMINATION AGREEMENT (this “Agreement”), dated as of June 13, 2006 among The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A. (“Citibank”), as agent for the Lenders and Issuing Bank under the Credit Agreement defined below.

PRELIMINARY STATEMENTS:

(1) The Company, the Lenders and Citibank have entered into a 3-Year Credit Agreement dated as of May 10, 2004, as amended and restated as of September 27, 2005 and as further amended as of September 30, 2005, October 17, 2005 and December 31, 2005 (the “Credit Agreement”). Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the same meanings as specified in the Credit Agreement.

(2) As of the date hereof, there are no Advances outstanding under the Credit Agreement.

(3) As of the Effective Date (as defined herein), the rights and obligations of the Company and Citibank in respect of all outstanding Letters of Credit issued under the Credit Agreement shall be governed by a new letter of credit agreement (the “New LC Agreement”) to be entered into by the Company and Citibank on or prior to the Effective Date.

(4) The Company, the Lenders and Citibank desire to terminate the Credit Agreement, on the terms and conditions hereinafter set forth.

Section 1.  Termination of the Credit Agreement.   Effective as of the Effective Date:

(a) the Credit Agreement is hereby terminated, and the parties hereto shall have no further obligations thereunder or under any related Notes, it being mutually acknowledged and agreed that Sections 2.11, 2.14, 9.04, 9.08, 9.10, 9.12 and 9.13 of the Credit Agreement shall survive the termination of the Credit Agreement.

(b) Citibank, as Issuing Bank under the Credit Agreement, hereby releases all Lenders from any obligation to participate in any Letters of Credit outstanding as of the Effective Date.

(c) The Required Lenders hereby waive any requirement in the Credit Agreement that any notice be provided by the Company in respect of any prepayment of any amount due thereunder or of any termination of the Commitment thereunder.

Section 2.  Conditions Precedent to Termination of the Credit Agreement.   This Agreement shall become effective on the first date, not later than July 15, 2006 (as such date may be extended by Citibank and the Company, the “Termination Deadline”), on which the following conditions have been satisfied (the “Effective Date”):

(a) Citibank shall have executed a counterpart to this Agreement and shall have received counterparts of this Agreement executed by the Required Lenders.

(b) The Company shall have executed a counterpart to this Agreement, the execution date of which shall be the date indicated under the signature of the Company.

(c) No Advances, and no Letter of Credit issued by any Person other than Citibank, shall be outstanding under the Credit Agreement.

(d) Except as provided in Section 5 hereof, the Company shall have paid to Citibank in its capacity as Agent under the Credit Agreement, for its own account and for distribution to the Lenders, as the case may be, in each case in accordance with the terms of the Credit Agreement, all expenses and facility and letter of credit fees accruing under the Credit Agreement to the Effective Date, and all Agent’s fees owing by the Company under the Credit Agreement as of the Effective Date, all in such amounts as shall be set forth in written notice to the Company provided by Citibank prior to the Effective Date.

(e) Citibank and the Company shall have entered into the New LC Agreement.

Citibank agrees that it shall provide prompt notice to the other Lenders of the occurrence of the Effective Date.

Section 3.  Notes.  Upon receipt of notice from Citibank that the Effective Date has occurred, each of the Lenders having a Note outstanding under the Credit Agreement shall promptly return such Note to the Company for cancellation.

Section 4.  Termination Deadline.  In the event that the Effective Date shall not have occurred prior to the Termination Deadline, the provisions of Section 1 hereof shall terminate as of the Termination Deadline, and the Credit Agreement, the Notes and the Letters of Credit shall all continue to be in full force and effect, without modification in any respect by the provisions of this Agreement.

Section 5.  Costs and Expenses.  The Company agrees to pay on written demand all costs and expenses of Citibank in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable fees and expenses of counsel for Citibank).

Section 6.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, effective as of the date under the signature of the Company below.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

/s/ Ellen Johnson
By: Ellen Johnson

Title:	Senior Vice President and Treasurer
Date: June 13, 2006

CITIBANK, N.A.,
as Agent, as Lender and as Issuing Bank

/s/ Julio Ojea Quintana
By: Julio Ojea Quintana

Title:	Director

JPMORGAN CHASE BANK, N.A.

/s/ George Catallo
By: George Catallo

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

/s/ Steven C. Dunham
By: Steven C. Dunham

Title:	Vice President

LLOYDS TSB BANK PLC

/s/ Mario Del Duca
By: Mario Del Duca

Title:	Assistant Vice President

/s/  Deborah Carlson
By: Deborah Carlson

Title:	Vice President and Manager

HSBC BANK USA

/s/ Robert Elms
By: Robert Elms

Title:	Director

ING BANK

/s/ William James
By: William James

Title:	Managing Director

ROYAL BANK OF CANADA

/s/ Dustin Craven
By: Dustin Craven

Title:	Attorney-In-Fact

UBS LOAN FINANCE LLC

/s/ Richard L. Tavrow
By: Richard L. Tavrow

Title:	Director

/s/  Irja R. Otsa
By: Irja R. Otsa

Title:	Associate Director

SUNTRUST BANK

/s/ Richard C. Wilson
By: Richard C. Wilson

Title:	Managing Director

CALYON NEW YORK BRANCH

/s/ Michael Madnick
By: Michael Madnick

Title:	Managing Director

/s/ Yuri Muzichenko
By: Yuri Muzichenko

Title:	Director

MORGAN STANLEY BANK

/s/ Daniel Twenge
By: Daniel Twenge

Title:	Vice President